UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 4, 2007

Date of Report (Date of earliest event reported)

EASTBRIDGE INVESTMENT GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Arizona

(State or other jurisdiction)

0-52282

(Commission File Number)

86-1032927

(I.R.S. Employee Identification No.)

2101 East Broadway Street, Unit 30, Tempe, Arizona 85282

(Address of principal executive offices)

(480) 966 2020

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year,

if changed since last report)

Item 1.01                     Entry into a Material Definitive Agreement

Listing Agreement

Effective October 4, 2007, the Board of Directors of EastBridge Investment Group Corporation. (“Company”) approved the signing of a definitive listing agreement with Beijing Zhong Zhe Huang Holding Company, Ltd., a company registered in Beijing, China. Under the definitive listing agreement, the Company agrees to assist its client in becoming listed as a public company in the United States. The Company agrees to pay for certain legal, auditing, IR/PR, and advisory costs in conjunction with each client’s listing process. EastBridge will receive restricted stock as consideration for its services. If EastBridge fails to list a client as a public company by the specified period under the contract, EastBridge agrees to return the shares to the client, unless the parties mutually agree to an extension.

Item 9.01.

Financial Statements and Exhibits

Exhibits 10.9

Translated Listing Agreement signed with Beijing Zhong Zhe Huang Holding Company, Ltd. (signed on 10-04-2007)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTBRIDGE INVESTMENT GROUP CORPORATION

/s/ Keith Wong

Keith Wong, Chief Executive Officer